Exhibit 99.1
UIL Holdings to Acquire Three Gas Utilities
From Iberdrola USA for $1.296 Billion
Acquisition Expected to Provide Diversification, Enhance Cash Flow and Strategic Growth
Opportunities
NEW HAVEN, Connecticut, (May 25, 2010) — UIL Holdings Corporation (NYSE:UIL) (UIL) and Iberdrola USA, Inc., a wholly owned subsidiary of Iberdrola SA (IBE:SM) (Iberdrola), today announced a definitive agreement under which UIL will acquire The Southern Connecticut Gas Company (SCG), Connecticut Natural Gas Corporation (CNG) and The Berkshire Gas Company (Berkshire) for $1.296 billion in cash, less net debt of approximately $411 million, subject to post closing adjustments. The acquisition is expected to close in the first quarter of 2011.
The Board of Directors of UIL Holdings has approved the acquisition, which will create a diversified energy delivery company with 694,000 utility customers. Together, the three natural gas Local Distribution Companies (LDCs) serve more than 333,000 natural gas customers in Connecticut and 36,000 in Massachusetts.
“This transaction immediately transforms UIL while adding organic growth opportunities,” said James P. Torgerson, Chief Executive Officer of UIL. “It’s an excellent strategic fit for UIL and the gas LDCs.”
“This acquisition will assure continued high quality service to customers while enhancing shareowner value,” he added.
The acquisition is expected to provide enhanced cash flow per share accretion to UIL immediately upon consummation of the agreement, and earnings per share accretion beginning in 2012 — the first full year following closing of the transaction.
Richard J. Nicholas, Executive Vice President and Chief Financial Officer of UIL, said, “Increased cash flow per share and expected earnings accretion provide continued support of UIL’s dividend.”
“Also, increased market capitalization should improve the liquidity in UIL stock,” Nicholas noted.
Approximately 130,000 SCG customers reside in the service territory already served by UIL’s electric distribution company, The United Illuminating Company (UI). UIL’s existing technical infrastructure and associated processes are well-positioned to support the planned addition of the gas LDCs.
Overall, UIL believes the addition of gas distribution to its existing electric utility operations will benefit its customers, employees and shareowners. UIL expects no impact on electric rates as a result of this transaction.
Torgerson said UIL intends to issue debt and equity to fund the cash portion of the purchase price of the acquisition. He added that it is an important objective for UIL to maintain the investment grade credit rating for the holding company.
Torgerson noted that long-term growth could lead to job creation within the service territories.
“We’re looking forward to welcoming the gas LDCs’ employees into UIL, and to building the region’s energy future together,” he said.
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Strategic Rationale
Scale Benefits: The acquisition more than doubles UIL’s customer base to approximately 694,000 customers and creates a diversified energy delivery company across a larger geographic area.
Attractive Financial Profile: The acquisition is expected to provide enhanced cash flow per share accretion to UIL immediately upon consummation of the agreement, and earnings per share accretion beginning in 2012 — the first full year following closing of the transaction.
Support for Dividends: Expected enhanced cash flow per share and earnings accretion beginning in 2012 provide continued support for UIL’s dividend.
Diversification and Growth Opportunities: The acquisition of regulated gas LDCs is expected to diversify UIL’s revenue mix and create opportunities for growth through efficient expansion of customer gas utilization.
Core Business Extension: The acquisition of the three gas LDCs is a natural extension of UIL’s experience in reliably and safely delivering energy services. UIL’s existing technical infrastructure and processes are well-positioned to support the additional gas LDCs.
Regulatory Environment: UIL’s electric utility, UI, maintains an excellent working relationship with the Connecticut Department of Public Utility Control (DPUC). UIL looks forward to working with the DPUC and the Massachusetts Department of Public Utilities (DPU) on behalf of the gas LDCs.
Approvals and Timing
The transaction is expected to close in the first quarter of 2011. The Connecticut DPUC must approve UIL’s acquisition of SCG and CNG, and the Massachusetts DPU must approve the purchase of Berkshire and UIL must execute its financing plan. Notification of the proposed transaction also must be filed with the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act and the applicable waiting period must have expired or been terminated.
Advisors
Berenson & Company, LLC and Morgan Stanley acted as financial advisors to UIL, and Sullivan & Cromwell LLP and Wiggin and Dana LLP served as legal advisors for the transaction. Berenson & Company, LLC and Morgan Stanley provided fairness opinions to the Board of Directors of UIL.
About UIL
UIL Holdings Corporation (NYSE: UIL), headquartered in New Haven, Connecticut, is the holding company for The United Illuminating Company, a regulated utility providing electricity and energy related services to 325,000 customers in the Greater New Haven and Bridgeport areas. For more information on UIL Holdings, visit www.uil.com.
About Iberdrola USA
Iberdrola USA, a wholly-owned subsidiary of Iberdrola, S. A., is a respected super-regional energy services and delivery company serving about 3 million customers throughout upstate New York and New England. By providing outstanding customer service and meeting customers’ energy requirements in an environmentally-responsible manner, Iberdrola USA will continue to be a valuable asset to the communities we serve.
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Contact Information
UIL Holdings Corporation
Analysts:
Susan Allen, 203-499-2409 or Kevin Donnelly, 203-926-4784
Media:
Al Carbone, 203-499-2247
Safe Harbor Provision
Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, UIL’s expectations with respect to the benefits, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the company; the company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by governmental regulatory authorities; the availability of financing; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. Such forward-looking statements are based on the Corporation’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, changes in financial markets, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, timing, markets, products, services and prices of the Corporation’s subsidiaries. Examples of such risks and uncertainties specific to the transaction include, but are not limited to: the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions; the possibility that the expected benefits will not be realized, or will not be realized within the expected time period; and the ability to issue debt and equity securities on terms and conditions UIL believes appropriate. The foregoing and other factors are discussed and should be reviewed in the Corporation’s most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and the Corporation undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.